Joint Filer Information

Names: The Ospraie Portfolio Ltd., Ospraie Holding I, L.P., Ospraie Management,
       Inc., Dwight Anderson

Address: 320 Park Avenue 27th Floor
         New York, New York 10022

Designated Filer: Ospraie Management, LLC

Issuer and Ticker Symbol: Energy XXI (Bermuda) Limited [Ticker Symbol] N/A

Date of Event Requiring Statement: May 22, 2007

The undersigned, The Ospraie Portfolio Ltd., Ospraie Holding I, L.P., Ospraie Management, Inc., and Dwight Anderson are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Ospraie Management, LLC with respect to the beneficial ownership of securities of Energy XXI (Bermuda) Limited.

Signatures:

THE OSPRAIE PORTFOLIO LTD.


By: Ospraie Management, LLC,
    its Investment Manager

By: Ospraie Holding I, L.P.,
    its Managing Member

By: Ospraie Management, Inc.,
    its General Partner

By: /s/ Michael Fischer
    --------------------------
    Michael Fischer
    Authorized Signatory


OSPRAIE HOLDING I, L.P.


By: Ospraie Management, Inc.,
    its General Partner

By: /s/ Michael Fischer
    --------------------------
    Michael Fischer
    Authorized Signatory


OSPRAIE MANAGEMENT, INC.


By: /s/ Michael Fischer
    --------------------------
    Michael Fischer
    Authorized Signatory


DWIGHT ANDERSON


By: /s/ Michael Fischer
    --------------------------
    Michael Fischer, Attorney-in-fact